Capital Corp of the West
Salary Continuation Agreement

This Salary Continuation Agreement (this “Agreement”) is entered into as of this 1st day of April, 2006, by and between Capital Corp of the West with its main office in Merced, California (the “Bank”), and Katherine Wohlford, Executive Vice President and Chief Administrative Officer of the Bank (the “Executive”).

Whereas, the Executive has contributed substantially to the success of the Bank and the Bank desires that the Executive continue in its employ,

Whereas, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank’s general assets, and

Whereas, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 “Accrual Balance” means the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) for the Bank’s obligation to the Executive under this Agreement, by applying Accounting Principles Board 12, as amended by Financial Accounting Standard 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody’s, rounded to the nearest ¼%. The initial discount rate is 7%. However, the Plan Administrator, in its sole discretion, may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

1.2 “Change in Control” means any of the following events occurs —

(a) Merger: Capital Corp of the West merges into or consolidates with another corporation, or merges another corporation into Capital Corp of the West, and as a result less than 75% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of Capital Corp of the West immediately before the merger or consolidation,

(b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of Capital Corp of the West’s voting securities, but this clause (b) shall not apply to beneficial ownership of Capital Corp of the West voting shares held in a fiduciary capacity by an entity of which Capital Corp of the West directly or indirectly beneficially owns 50% or more of its outstanding voting securities or voting shares held by an employee benefit plan maintained for the benefit of County Bank’s employees,

(c) Change in Board Composition: during any period of two consecutive years, individuals who constitute Capital Corp of the West’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of Capital Corp of the West’s board of directors; provided, however, that — for purposes of this clause (c) — each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

(d) Sale of Assets: Capital Corp of the West sells to a third party substantially all of Capital Corp of the West’s assets. For purposes of this Agreement, sale of substantially all of Capital Corp of the West’s assets includes sale of the Bank alone.

1.3 “Disability” means the Executive suffers a sickness, accident or injury that is determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. At the Bank’s request, the Executive must submit to the Bank proof of the carrier’s or Social Security Administration’s determination.

1.4 “Early Termination” means Termination of Employment with the Bank before Normal Retirement Age, but “Early Termination” excludes Termination of Employment as a result of death, Disability, Termination for Cause, or Termination of Employment after a Change in Control.

1.5 “Early Termination Date” means the month, day and year on which Early Termination occurs.

1.6 “Effective Date” means the date and year first written above.

1.7 “Normal Retirement Age” means the Executive’s 65th birthday.

1.8 “Normal Retirement Date” means the later of the Normal Retirement Age and Termination of Employment with the Bank.

1.9 “Person” means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

1.10 “Plan Administrator” means the plan administrator described in Article 7.

1.11 “Plan Year” means the calendar year ending on March 31.

1.12 “Termination for Cause” means the definition of termination for cause specified in any effective severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank or Capital Corp of the West. If the Executive is not a party to an effective severance or employment agreement containing a definition of termination for cause, Termination for Cause means the Bank has terminated the Executive’s employment for any of the following reasons —

(a)	gross negligence or gross neglect of duties, or

(b)
fraud, disloyalty or willful violation of any law or significant Bank policy committed in the course of the Executive’s employment and resulting in an adverse effect on the Bank. No act or failure to act on the Executive’s part shall be considered “willful” unless the Executive has acted without good faith, or without good faith has failed to act, and the Executive’s action or inaction is without a reasonable belief that his action or inaction is in the Bank’s best interests.

1.13 “Termination of Employment” means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this

Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive’s employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred within 24 months before termination of employment.

Article 2
Lifetime Benefits

2.1 Normal Retirement Benefit. Upon the Executive’s Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $85,000, as reflected in Schedule A. In its sole discretion, the Bank’s board of directors may increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A.

2.1.2 Payment of Benefit. Beginning with the month after the Executive’s Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

2.2 Early Termination Benefit. For Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

2.2.1 Amount of Benefit. The benefit under this Section 2.2 is that portion of the annual benefit specified in Section 2.1.1 in which the Executive shall have become vested on or before the Early Termination Date according to the vesting schedule set forth in Schedule A. In its sole discretion, the Bank’s board of directors may increase the annual benefit under this Section 2.2.1, but any increase shall require recalculation of Schedule A.

2.2.2 Payment of Benefit. Beginning with the month after the Executive’s Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

2.3 Disability Benefit. If the Executive terminates employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs. In its sole discretion, the Bank’s board of directors may increase the annual benefit under this Section 2.3.1, but any increase shall require recalculation of Schedule A.

2.3.2 Payment of Benefit. Beginning with the month after the Executive’s Normal Retirement Date, the Bank shall pay the Disability annual benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

2.4 Change-in-Control Benefit. Instead of any other benefit under this Agreement, the Bank shall pay to the Executive the benefit described in this Section 2.4 if a Change in Control occurs after the Effective Date of this Agreement but before the Executive’s Termination of Employment. However, no benefits shall be payable under this Agreement if Termination of Employment occurs under Article 5 of this Agreement.

2.4.1 Amount of Benefit: The Executive shall be 100% vested in the annual benefit specified in Section 2.1.1 as of the date of a Change in Control. In its sole discretion, the Bank’s board of directors may increase the annual benefit under this Section 2.4.1, but any increase shall require recalculation of Schedule A.

2.4.2 Payment of Benefit: Beginning with the month after the Executive’s Normal Retirement Date, the Bank shall pay the Change-in-Control benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

2.5  Petition for Payment of Vested Normal Retirement Benefit, Early Termination Benefit, Disability Benefit, or Change-in-Control Benefit. If the Executive is entitled to the Disability benefit provided by Section 2.3 or the Change-in-Control benefit provided by Section 2.4, or if the Executive is entitled to the Normal Retirement benefit provided by Section 2.1 or Early Termination benefit provided by Section 2.2, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum after deduction of any benefits already paid hereunder. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

2.6  Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and Schedule A attached hereto concerning the benefits due under Section 2.2, 2.3 or 2.4 hereof, then the actual amount of benefits prescribed by this Agreement shall control.

2.7 Service Beyond the Normal Retirement Age. If the Executive continues his employment with the Bank beyond the Normal Retirement Age, his receipt of normal retirement benefits will be deferred until his ultimate Termination of Employment, and the value of those benefits may therefore be considered diminished somewhat by the time value of money. Accordingly, the Bank and the Executive agree to review the normal retirement benefit amount reflected in Section 2.1.1 if the Executive elects to continue his employment beyond the Normal Retirement Age. If agreed to by the Bank and the Executive, the normal retirement benefit amount specified in Section 2.1.1 may be increased to account for the time value of money for the period from the Executive's Normal Retirement Age until his Termination of Employment, employing the discount rate established by the Plan Administrator under Section 1.1.

Article 3
Death Benefits

3.1 Death During Active Service. Except as provided in Section 5.2, if the Executive dies in active service to the Bank before the Normal Retirement Date, the Bank shall pay to the Executive’s beneficiary(ies) in a single lump sum within three months after the Executive’s death an amount equal to the Accrual Balance as of the date of the Executive’s death. Alternatively, the Executive may elect for his beneficiary(ies) to receive his death benefits in accordance with section 2.1 of this Agreement beginning in the month following the month the Executive would have reached Normal Retirement Age, had he survived.

3.2 Death Before or During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, or if the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the Bank shall pay the benefits or remaining benefits to the Executive’s beneficiary(ies) or estate at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Petition for Benefit Payments. If the Executive dies before receiving any or all benefit payments to which he or she is entitled under Section 2.1, Section 2.2, Section 2.3 or Section 2.4, the Executive’s beneficiary(ies) or estate may petition the board of directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive’s beneficiary(ies) or estate in a single lump sum after deduction of any normal retirement benefits, early termination benefits, Disability benefits, or Change-in-Control benefits already paid hereunder. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

Article 4
Beneficiaries

4.1 Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive’s lifetime. The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive’s estate.

4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

Article 5
General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Executive’s employment is terminated in a Termination for Cause.

5.2 Misstatement on Insurance Application. The Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

5.4 Insolvency. If the Commissioner of the California Department of Financial Institutions appoints the Federal Deposit Insurance Corporation as receiver for the Bank under California Financial Code sections 3220-3225, all obligations under this Agreement shall terminate as of the date of the Bank’s declared insolvency.

Article 6
Claims and Review Procedures

6.1 Claims Procedure. A person or beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows —

6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —

6.1.3.1 The specific reasons for the denial,

6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

6.1.3.4 An explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and

6.1.3.5 A statement of the claimant’s right to bring a civil action under ERISA Section
502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows —

6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3. Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —

6.2.5.1 The specific reason for the denial,

6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

6.2.5.4  A statement of the claimant’s right to bring a civil action under ERISA Section
502(a).

Article 7
ADMINISTRATION OF AGREEMENT

7.1  Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or person(s) the board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

7.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 8
MISCELLANEOUS

8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

8.2 Amendments and Termination. Subject to section 8.15 of this Agreement, this Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

8.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank’s failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit specified in Section 2.4.

8.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.7 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws of such state.

8.8 Unfunded Arrangement. The Executive and the Executive’s beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and beneficiary(ies) have no preferred or secured claim.

8.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein. This Agreement supersedes and replaces in its entirety the existing Executive Salary Continuation Agreement referenced in the recitals of this Agreement, and after the effective date of this Agreement the existing Executive Salary Continuation Agreement shall be of no further force or effect.

8.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

8.13 Headings. The captions and headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

8.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

(a) If to the Bank, to:

Board of Directors
Capital Corp of the West
550 West Main Street
Merced, California 95340

(b) If to the Executive, to:
Katherine Wohlford
550 West Main Street
Merced, California 95340

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

8.15 Termination or Modification of Agreement Because of Changes in the Law, Rules or Regulations. The Bank is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld. This section 8.15 shall become null and void effective immediately upon a Change in Control.

8.16 Advice of Counsel. Before signing this Agreement, Executive either (a) consulted with and obtained advice from Executive’s independent legal counsel concerning the legal nature and operations of this Agreement, including its impact on Executive’s rights, privileges, and obligations, or (b) freely and voluntarily decided not to have the benefit of consultation with and advice of legal counsel.

8.17 Automatic Review Procedure. On the third year anniversary of the Effective Date of this Agreement, and every third year thereafter, the Bank shall review this Agreement for reasonableness of benefits, taking into account the Executive’s compensation on the date of the review and Bank-provided benefits that may be provided to the Executive after retirement from other sources. For purposes of this Agreement, Bank-provided benefits shall include, but are not limited to, matching contributions under the Bank’s 401(k) plan, contributions under the ESOP plan, and the Bank portion of Social Security benefits.

In Witness Whereof, the Executive and a duly authorized Bank officer have signed this Salary Continuation Agreement as of the day and year first written above.

The Executive:      The Bank: Capital corp of the west
_/s/Katherine Wholford_____________      By:__/s/ Thomas T. Hawker______________________
Katherine Wohlford        Thomas T. Hawker  Its:__CEO____________________

Beneficiary Designation
Capital corp of the west
Salary Continuation Agreement

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary: ______________________________________________________

Contingent: ___________________________________________________

Note:  To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

I elect to have my death benefits paid to my beneficiary(ies) in the following form:

__X__	Lump sum payment of the accrual balance as of the date of my death, payable within three (3) months of the date of my death;

OR

_____	Payment in monthly installments over a fifteen (15) year period, beginning on the month following the month I would have reached Normal Retirement Age, had I survived.

Signature: __/s/ Katherine Wohlford____________
Katherine Wohlford
Date:

Accepted by the Bank this 1st day of April, 2006.

By:___Thomas T. Hawker_______
Thomas T. Hawker
Title: CEO

Schedule A
Dated as of April 1, 2006
Salary Continuation
Katherine Wohlford

						Early
					Disability	Termination	If Termination of Employment
				% Vested	Benefit @	Benefit @	Occurs After Change of Control
End of	Plan year	Executive	Accural	In Normal	Normal	Normal	@ Normal Retirement Date:
Plan	Ending	Age @	Balance	Retirement	Retirement	Retirement	Accural	Vested
Year	31-Mar	31-Mar	@ Vest %	Benefit	Date	Date	Balance	Benefit

Start	2006	49	-	0.00%	-	-	274,198	85,000
1	2007	50	-	0.00%	-	-	293,392	85,000
2	2008	51	-	0.00%	-	-	313,929	85,000
3	2009	52	-	0.00%	-	-	335,904	85,000
4	2010	53	143,767	40.00%	34,000	34,000	359,417	85,000
5	2011	54	192,288	50.00%	42,500	42,500	384,577	85,000
6	2012	55	246,898	60.00%	51,000	51,000	411,497	85,000
7	2013	56	308,211	70.00%	59,500	59,500	440,302	85,000
8	2014	57	376,898	80.00%	68,000	68,000	471,123	85,000
9	2015	58	453,691	90.00%	76,500	76,500	504,102	85,000
10	2016	59	539,389	100.00%	85,000	85,000	539,389	85,000
11	2017	60	577,146	100.00%	85,000	85,000	577,146	85,000
12	2018	61	617,546	100.00%	85,000	85,000	617,546	85,000
13	2019	62	660,774	100.00%	85,000	85,000	660,774	85,000
14	2020	63	707,029	100.00%	85,000	85,000	707,029	85,000
15	2021	64	756,521	100.00%	85,000	85,000	756,521	85,000
Balance @ 65 =		65	774,173	100.00%	85,000	85,000	774,173	85,000

	Note:	The Age 65 Accural Balances are as of the normal retirement date of August 1st, 2021

		DOB =	July 28, 1956		Credit Rate =	7.00%
		Retirement = August 1, 2021			Benefit =	85,000